B Y L A W S
                                       OF
                                BETZDEARBORN INC.
                     (a Pennsylvania Registered Corporation)

                        (As adopted on December 11, 1997)


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                                TABLE OF CONTENTS
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ARTICLE I     Offices and Fiscal Year                                              1
      Section 1.01.      Registered Office                                         1
      Section 1.02.      Other Offices                                             1
      Section 1.03.      Fiscal Year                                               1

ARTICLE II    Notice -- Waivers -- Meetings Generally                              1
      Section 2.01.      Manner of Giving Notice                                   1
               (a)       General Rule                                              1
               (b)       Bulk Mail                                                 1
               (c)       Adjourned Shareholder Meetings                            2
      Section 2.02.      Notice of Meetings of Board of Directors                  2
      Section 2.03.      Notice of Meetings of Shareholders                        2
               (a)       General Rule                                              2
               (b)       Notice of Action by Shareholders on Bylaws                2
               (c)       Notice of Action by Shareholders on Fundamental Change    2
               (d)       Notice of Action by Shareholders Giving Rise to
                         Dissenters Rights                                         3
      Section 2.04.      Waiver of Notice                                          3
               (a)       Written Waiver                                            3
               (b)       Waiver by Attendance                                      3
      Section 2.05.      Modification of Proposal Contained in Notice              3
      Section 2.06.      Exception to Requirement of Notice                        3
               (a)       General Rule                                              3
               (b)       Shareholders Without Forwarding Addresses                 3
      Section 2.07.      Use of Conference Telephone and Similar Equipment         4
      Section 2.08.      Notice to Corporation of Shareholder Business and
                         Nominations                                               4
               (a)       Annual Meeting of Shareholders                            4
               (b)       Special Meeting of Shareholders                           5
               (c)       General                                                   5

ARTICLE III   Shareholders                                                         6
      Section 3.01.      Place of Meeting                                          6
      Section 3.02.      Annual Meeting                                            6
      Section 3.03.      Special Meetings                                          7
      Section 3.04.      Quorum and Adjournment                                    7
               (a)       General Rule                                              7
               (b)       Withdrawal of a Quorum                                    7
               (c)       Adjournments Generally                                    7
               (d)       Electing Directors at Adjourned Meeting                   7
               (e)       Other Action in Absence of Quorum                         7


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      Section 3.05.      Action by Shareholders                                    8
      Section 3.06.      Organization                                              8
      Section 3.07.      Voting Rights of Shareholders                             8
      Section 3.08.      Voting and Other Action by Proxy                          8
               (a)       General Rule                                              8
               (b)       Execution and Filing                                      9
               (c)       Revocation                                                9
               (d)       Expenses                                                  9
      Section 3.09.      Voting by Fiduciaries and Pledgees                        9
      Section 3.10.      Voting by Joint Holders of Shares                         9
               (a)       General Rule                                              9
               (b)       Exception                                                 9
      Section 3.11.      Voting by Corporations                                    10
               (a)       Voting by Corporate Shareholders                          10
               (b)       Controlled Shares                                         10
      Section 3.12.      Determination of Shareholders of Record                   10
               (a)       Fixing Record Date                                        10
               (b)       Determination When a Record Date is Not Fixed             10
               (c)       Certification by Nominee.                                 10
      Section 3.13.      Voting Lists                                              11
               (a)       General Rule                                              11
               (b)       Effect of List                                            11
      Section 3.14.      Judges of Election                                        11
               (a)       Appointment                                               11
               (b)       Vacancies                                                 11
               (c)       Duties                                                    11
               (d)       Report                                                    12
      Section 3.15.      Minors as Security Holders                                12
      Section 3.16.      Consent of Shareholders in Lieu of Meeting                12

ARTICLE IV    Board of Directors                                                   12
      Section 4.01.      Powers; Liability                                         12
               (a)       General Rule                                              12
               (b)       Liability of Directors                                    12
               (c)       Notation of Dissent                                       13
      Section 4.02.      Qualifications and Selection of Directors                 13
               (a)       Qualifications                                            13
               (b)       Election of Directors                                     14
      Section 4.03.      Number, Classification and Term of Office                 14
      Section 4.04.      Vacancies                                                 14
               (a)       General Rule                                              14
               (b)       Resignation; Action by Resigned Directors                 14
      Section 4.05.      Removal of Directors                                      14
               (a)       Removal by the Shareholders                               14
               (b)       Removal by the Board                                      15


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      Section 4.06.      Place of Meetings                                         15
      Section 4.07.      Organization of Meetings                                  15
      Section 4.08.      Regular Meetings                                          15
      Section 4.09.      Special Meetings                                          15
      Section 4.10.      Quorum of and Action by Directors                         15
               (a)       General Rule                                              15
               (b)       Action by Written Consent                                 15
      Section 4.11.      Committees                                                16
               (a)       Establishment and Powers                                  16
               (b)       Alternate Committee Members                               16
               (c)       Term                                                      16
               (d)       Committee Procedures                                      16
      Section 4.12.      Compensation                                              16

ARTICLE V     Officers                                                             17
      Section 5.01.      Officers Generally                                        17
               (a)       Number, Qualifications and Designation                    17
               (b)       Bonding                                                   17
               (c)       Standard of Care                                          17
      Section 5.02.      Election, Term of Office and Resignations                 17
               (a)       Election and Term of Office                               17
               (b)       Resignations                                              17
      Section 5.03.      Subordinate Officers, Committees and Agents               18
      Section 5.04.      Removal of Officers and Agents                            18
      Section 5.05.      Vacancies                                                 18
      Section 5.06.      Authority                                                 18
               (a)       General Rule                                              18
               (b)       Chief Executive Officer                                   18
      Section 5.07.      The Chairman of the Board                                 18
      Section 5.08.      The President                                             18
      Section 5.09.      Executive Vice President                                  19
      Section 5.10.      Senior Vice President                                     19
      Section 5.11.      Vice President                                            19
      Section 5.12.       Assistant Vice Presidents                                19
      Section 5.13.      Secretary                                                 19
      Section 5.14.      Assistant Secretaries                                     19
      Section 5.15.      Treasurer                                                 20
      Section 5.16.      Assistant Treasurers                                      20
      Section 5.17.      Subordinate Officers, Committees and Agents               20
      Section 5.18.      Salaries                                                  20

ARTICLE VI    Certificates of Stock, Transfer, Etc.                                21
      Section 6.01.      Share Certificates                                        21
               (a)       Form of Certificates                                      21
               (b)       Share Register                                            21


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      Section 6.02.      Issuance                                                  21
      Section 6.03.      Transfer                                                  21
      Section 6.04.      Record Holder of Shares                                   21
      Section 6.05.      Lost, Destroyed or Mutilated Certificates                 22

ARTICLE VII  Indemnification of Directors, Officers and Other
          Authorized Representatives                                               22
      Section 7.01.      Directors and Officers; Third Party Action                22
      Section 7.02.      Directors and Officers; Derivative Actions                22
      Section 7.03.      Employees and Agents                                      23
      Section 7.04.      Bylaw Provisions Not Exclusive                            23
      Section 7.05.      Expense of Litigation                                     23
      Section 7.06.      Indemnification After Leaving Office                      23
      Section 7.07.      Creation of Indemnification Fund                          23

ARTICLE VIII  Miscellaneous                                                        24
      Section 8.01.      Corporate Seal                                            24
      Section 8.02.      Checks                                                    24
      Section 8.03.      Contracts                                                 24
      Section 8.04.      Interested Directors or Officers; Quorum                  24
               (a)       General Rule                                              24
               (b)       Quorum                                                    24
      Section 8.05.      Deposits                                                  25
      Section 8.06.      Corporate Records                                         25
               (a)       Required Records                                          25
               (b)       Right of Inspection                                       25
      Section 8.07.      Amendment of Bylaws                                       25
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                                   B Y L A W S
                                       OF
                                BETZDEARBORN INC.
                     (a Pennsylvania Registered Corporation)
                                   ...oo0oo...

                                    ARTICLE I
                             Offices and Fiscal Year

          Section 1.01. Registered Office. The registered office of the Corporation in the Commonwealth of Pennsylvania shall be at 4636 Somerton Road, Trevose, Pennsylvania 19053-6783, until otherwise established by an amendment of the articles of incorporation (the "articles") or by the Board of Directors and a record of such change is filed with the Pennsylvania Department of State in the manner provided by law.

          Section 1.02. Other Offices. The Corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint or the business of the Corporation may require.

           Section 1.03. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year.


                                   ARTICLE II
                     Notice -- Waivers -- Meetings Generally

          Section 2.01. Manner of Giving Notice.

          (a) General Rule. Whenever written notice is required to be given to any person under the provisions of the Pennsylvania Business Corporation Law of 1988 (the "Business Corporation Law") or by the articles or these bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by courier service, charges prepaid, or by facsimile transmission to the address (or to the facsimile or telephone number) of the person appearing on the books of the Corporation or, in the case of directors, supplied by the director to the Corporation for the purpose of notice. If the notice is sent by mail or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person or, in the case of facsimile transmission, when received. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Business Corporation Law, the articles or these bylaws.

          (b) Bulk Mail. If the Corporation has more than 30 shareholders, notice of any regular or special meeting of the shareholders, or any other notice required by the Business Corporation Law or by the articles or these bylaws to be given to all shareholders or to all holders of a class or series of shares, may be given by any class of postpaid mail if the notice is deposited in the United States mail at least 20 days prior to the day named for the meeting or any corporate or shareholder action specified in the notice.

          (c) Adjourned Shareholder Meetings. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board fixes a new record date for the adjourned meeting in which event notice shall be given in accordance with Section 2.03.

          Section 2.02. Notice of Meetings of Board of Directors. Notice of a regular meeting of the Board of Directors need not be given. Notice of every special meeting of the Board of Directors shall be given to each director by telephone or in writing at least one hour (in the case of notice by telephone), 24 hours (in the case of notice by facsimile transmission) or 48 hours (in the case of notice by courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in a notice of the meeting.

          Section 2.03. Notice of Meetings of Shareholders.

          (a) General Rule. Except as otherwise provided in Section 2.01(b), written notice of every meeting of the shareholders shall be given by, or at the direction of, the Secretary or other authorized person to each shareholder of record entitled to vote at the meeting at least (1) 10 days prior to the day named for a meeting (and, in case of a meeting called to consider a merger, consolidation, asset transfer, share exchange or division, to each shareholder of record not entitled to vote at the meeting) called to consider a fundamental change under 15 Pa.C.S. Chapter 19 or (2) five days prior to the day named for the meeting in any other case. If the Secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

          (b) Notice of Action by Shareholders on Bylaws. In the case of a meeting of shareholders that has as one of its purposes action on the bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

          (c) Notice of Action by Shareholders on Fundamental Change. In the case of a meeting of the shareholders that has as one of its purposes action with respect to any fundamental change under 15 Pa.C.S. Chapter 19, each shareholder shall be given, together with written notice of the meeting, a copy or summary of the amendment or plan to be considered at the meeting in compliance with the provisions of Chapter 19.


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          (d) Notice of Action by Shareholders Giving Rise to Dissenters Rights.
In the case of a meeting of the shareholders that has as one of its purposes action that would give rise to dissenters rights under the provisions of 15 Pa.C.S. Subchapter 15D, each shareholder shall be given, together with written notice of the meeting:

               (1) a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the provisions of Subchapter 15D (relating to dissenters rights); and

               (2) a copy of Subchapter 15D.

          Section 2.04. Waiver of Notice.

          (a) Written Waiver. Whenever any written notice is required to be given under the provisions of the Business Corporation Law, the articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.

          (b) Waiver by Attendance. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

          Section 2.05. Modification of Proposal Contained in Notice. Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Business Corporation Law or the articles or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

          Section 2.06. Exception to Requirement of Notice.

          (a) General Rule. Whenever any notice or communication is required to be given to any person under the provisions of the Business Corporation Law or by the articles or these bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

          (b) Shareholders Without Forwarding Addresses. Notice or other communications need not be sent to any shareholder with whom the Corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever the shareholder provides the Corporation with a current address, the


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Corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

          Section 2.07. Use of Conference Telephone and Similar Equipment. Any director may participate in any meeting of the Board of Directors, and the Board of Directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more persons may participate in a meeting of the shareholders of the Corporation, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

           Section 2.08. Notice to Corporation of Shareholder Business and Nominations.

          (a)  Annual Meeting of Shareholders.

               (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) by or at the direction of the Chairman of the Board or the Board of Directors or (ii) by any shareholder of the Corporation who is entitled to vote at the meeting with respect to the election of directors or the business to be proposed by such shareholder, as the case may be, who complies with the notice procedures set forth in clauses (2) and (3) of paragraph (a) of this Section 2.08 and who is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation as provided below.

               (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (ii) of paragraph (a)(1) of this Section 2.08, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for shareholder action under the Business Corporation Law. To be timely, a shareholder's notice shall be delivered to or mailed to and received by the Secretary of the Corporation at the office specified in Section 1.01 hereof not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so delivered or mailed and received not later than the later of 120 days prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that would be required to be disclosed in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") if proxies were solicited with respect to such nominee by the Board of Directors and shall include such person's written consent to serving as a director if elected; (ii) as to any other business that


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           the shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder; and (iii) as to the shareholder giving the notice (x) the name and address of such shareholder, as they appear on the Corporation's books, (y) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and (z) a description of all arrangements or understandings among such shareholder and any other person or persons, including any nominee (giving the name and address of such person or persons), with respect to the matters set forth in such shareholder's notice.

               (3) Notwithstanding anything in the second sentence of paragraph
           (a) (2) of this Section 2.08 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased from the number of directors then serving in the class to be elected and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors or class made by the Corporation at least 130 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by paragraph (a)(2) of this Section
           2.08 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

          (b) Special Meeting of Shareholders. At a special meeting of shareholders, only such business shall be conducted as shall have been set forth in the notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (i) by or at the direction of the Chairman of the Board or the Board of Directors pursuant to a resolution or (ii) by any shareholder of the Corporation who is entitled to vote at the meeting with respect to the election of directors, who complies with the notice procedures set forth in this paragraph (b) and who is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation as provided below. Nominations by shareholders of persons for election to the Board of Directors may be made at a special meeting of shareholders if the shareholder's notice as required by paragraph (a)(2) of this Section 2.08 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

          (c)  General.

                    (1) Only persons who are nominated in accordance with the procedures set forth in this Section 2.08 shall be eligible to serve as directors and only such


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


           business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.08.

                    (2) Except as otherwise provided by law, the articles or this Section 2.08, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.08 and, if any proposed nomination or business is not in compliance with this Section 2.08, to declare that such defective nomination or proposal shall be disregarded.

                    (3) For purposes of this Section 2.08, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                    (4) Notwithstanding the foregoing provisions of this Section 2.08, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.08. Nothing in this
          Section 2.08 shall be deemed to enlarge or impair any rights (i) of shareholders to request inclusion of proposals in the Corporation's proxy materials with respect to a meeting of shareholders pursuant to and upon meeting the requirements of Rule 14a-8 under Exchange Act or
          (ii) of the holders of any class or series of preferred stock or any other class or series of stock as set forth in the articles to elect directors under specified circumstances or to consent to specific actions taken by the Corporation.


                                   ARTICLE III
                                  Shareholders

          Section 3.01. Place of Meeting. Meetings of shareholders of the Corporation shall be held at such place, within the Commonwealth of Pennsylvania or elsewhere, as may be fixed by the Board of Directors. If the Board shall not fix a place for such meetings, they shall be held at the office of the Corporation set forth in Section 1.01 of these Bylaws.

          Section 3.02. Annual Meeting. The Board of Directors may fix and designate the date and time of the annual meeting of the shareholders, but if no such date and time is fixed and designated by the Board, the meeting for any calendar year shall be held on the second Thursday in April in such year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 11:00 o'clock A.M., and at said meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting. If the annual meeting shall not have been called and held within six months after the designated time, any shareholder may call the meeting at any time thereafter.


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


          Section 3.03. Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board or by resolution of the Board of Directors, who may fix the date, time and place of the meeting. If the Board does not fix the date, time or place of the meeting, it shall be the duty of the Secretary to do so. A date fixed by the Secretary shall not be more than 60 days after the date of the adoption of the resolution of the Board calling the special meeting.

          Section 3.04. Quorum and Adjournment.

          (a) General Rule. A meeting of shareholders of the Corporation duly called shall not be organized for the transaction of business unless a quorum is present. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the Corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the Board of Directors of the Corporation, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

          (b) Withdrawal of a Quorum. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

          (c) Adjournments Generally. Any regular or special meeting of the shareholders, including one at which directors are to be elected and one which cannot be organized because a quorum has not attended, may be adjourned for such period and to such place as the shareholders present and entitled to vote shall direct.

          (d) Electing Directors at Adjourned Meeting. Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors.

          (e) Other Action in Absence of Quorum. Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

          Section 3.05. Action by Shareholders. Except as otherwise provided in the Business Corporation Law or the articles or these bylaws, whenever any corporate action is to be taken by vote of the shareholders of the Corporation, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.

          Section 3.06. Organization. At every meeting of the shareholders, the Chairman of the Board, or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following persons present in the order stated: the President, an Executive Vice President, a Senior Vice President or a Vice President in their order of rank or seniority in office, or a person chosen by vote of the shareholders present, shall act as chairman of the meeting. The Secretary or, in the absence of the Secretary, an assistant secretary, or, in the absence of both the Secretary and assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

          Section 3.07. Voting Rights of Shareholders. Unless otherwise provided in the articles, every shareholder of the Corporation shall be entitled to one vote for every share standing in the name of the shareholder on the books of the Corporation.

          Section 3.08. Voting and Other Action by Proxy.

          (a)  General Rule.

              (1) Every shareholder entitled to vote at a meeting of shareholders may authorize another person to act for the shareholder by proxy.

              (2) The presence of, or vote or other action at a meeting of shareholders by, a proxy of a shareholder shall constitute the presence of, or vote or action by the shareholder.

              (3) Where two or more proxies of a shareholder are present, the Corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

          (b) Execution and Filing. Every proxy shall be executed in writing by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with the Secretary of the Corporation. A telegram, telex, cablegram, datagram or similar transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact:

              (1) may be treated as properly executed for purposes of this subsection; and

              (2) shall be so treated if it sets forth a confidential and unique identification number or other mark furnished by the Corporation to the shareholder for the purposes of a particular meeting or transaction.

          (c) Revocation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Corporation.

          (d) Expenses. The Corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the Board of Directors or its nominees for election to the Board, including solicitation by professional proxy solicitors and otherwise.

          Section 3.09. Voting by Fiduciaries and Pledgees. Shares of the Corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee.

          Section 3.10. Voting by Joint Holders of Shares.

          (a) General Rule. Where shares of the Corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

              (1) if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

              (2) if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

          (b) Exception. If there has been filed with the Secretary of the Corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

          Section 3.11. Voting by Corporations.

          (a) Voting by Corporate Shareholders. Any Corporation that is a shareholder of this Corporation may vote at meetings of shareholders of this Corporation by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the Board of Directors of the other Corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the Secretary of this Corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

          (b) Controlled Shares. Shares of this Corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the Board of Directors of this Corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

          Section 3.12. Determination of Shareholders of Record.

          (a) Fixing Record Date. The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

          (b) Determination When a Record Date is Not Fixed. If a record date is not fixed:

              (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given.

              (2) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          (c) Certification by Nominee. The Board of Directors may adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

          Section 3.13. Voting Lists.

          (a) General Rule. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that, if the Corporation has 5,000 or more shareholders, in lieu of the making of the list, the Corporation may make the information therein available at the meeting by any other means.

          (b) Effect of List. Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

          Section 3.14. Judges of Election.

          (a) Appointment. In advance of any meeting of shareholders of the Corporation, the Board of Directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for an office to be filled at the meeting shall not act as a judge.

          (b) Vacancies. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

          (c) Duties. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with nominations by shareholders or the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

          (d) Report. On request of the presiding officer of the meeting or of any shareholder, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

          Section 3.15. Minors as Security Holders. The Corporation may treat a minor who holds shares or obligations of the Corporation as having capacity to receive and to empower others to receive dividends, interest, principal and other payments or distributions, to vote or express consent or dissent and to make elections and exercise rights relating to such shares or obligations unless, in the case of payments or distributions on shares, the corporate officer responsible for maintaining the list of shareholders or the transfer agent of the Corporation or, in the case of payments or distributions on obligations, the Treasurer or paying officer or agent has received written notice that the holder is a minor.

          Section 3.16. Consent of Shareholders in Lieu of Meeting. Any action which may be taken at a meeting of the shareholders or of a class of shareholders of the Corporation may be taken without a meeting only if a consent or consents in writing, setting forth the action so taken, shall be signed by all the shareholders who would be entitled to vote at a meeting of the shareholders or of a class of shareholders called for such purpose and shall be filed with the Secretary of the Corporation.


                                   ARTICLE IV
                               Board of Directors

          Section 4.01. Powers; Liability.

          (a) General Rule. Unless otherwise provided by statute, all powers vested by law in the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

          (b) Liability of Directors.

              (1) No director, including a director who is also an officer, of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action in his capacity as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve unless:

                  (A) The director has breached or failed to perform his duties as a director in good faith, in a manner he reasonably believed to be in the best interest of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances; and

                  (B) Such breach or failure to perform his duties constitutes self-dealing, willful misconduct or recklessness.

              (2) Absent a breach by a director of his duty as a fiduciary to the Corporation, lack of good faith, or self dealing, the acts of or failure to act by a director in his capacity as a director shall be presumed to be in the best interest of the Corporation.

              (3) In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

                  (A) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matter presented; or

                  (B) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such persons; or

                  (C) A committee of the Board of Directors upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

(Section 4.01(b) was approved by the shareholders of the Corporation on April 9,
1987)

          (c) Notation of Dissent. A director of the Corporation who is present at a meeting of the Board of Directors, or of a committee of the Board, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files his or her written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the Secretary of the Corporation, in writing, of the asserted omission or inaccuracy.

          Section 4.02. Qualifications and Selection of Directors.

          (a) Qualifications. Each director of the Corporation shall be a natural person of full age who need not be a resident of the Commonwealth of Pennsylvania or a shareholder of the Corporation.

          (b) Election of Directors. In elections for directors, voting need not be by ballot, unless required by vote of the shareholders before the voting for the election of directors begins. The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately shall be elected. If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

          Section 4.03. Number, Classification and Term of Office. The number of directors of the Corporation shall be not less than five, nor more than thirteen, as determined from time to time by resolutions of the Board of Directors. The directors shall be classified with respect to the time for which they shall severally hold office. The Board of Directors shall divide the number of directors as evenly as practicable into three classes.

          At each annual election, the successors to the class of directors whose terms shall expire in that year shall be elected to hold office for the term of three years, so that the term of office of one class of directors shall expire each year.

          Each director shall hold office for the term for which he or she is elected and until his or her successor shall have been elected and qualified.

(Section 4.03 was adopted by the shareholders of the Corporation on April 13, 1978 and amended by vote of the shareholders of the Corporation on April 9, 1981.)

          Section 4.04. Vacancies.

          (a) General Rule. Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the Board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve until the next selection of the class for which such director has been chosen, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

          (b) Resignation; Action by Resigned Directors. Any director may resign at any time by giving written notice to the Chairman of the Board or the Secretary. Such resignation shall take effect upon the receipt of such notice or at any later time specified therein. Unless otherwise specified in the notice, acceptance of the resignation shall not be necessary to make it effective. When one or more directors resign from the Board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

          Section 4.05. Removal of Directors.

          (a) Removal by the Shareholders. The entire Board of Directors, or any class of the Board, or any individual director may be removed from office by vote of the shareholders entitled to vote thereon only for cause. In case the Board or a class of the Board or any one or more directors are so removed, new directors may be elected at the same meeting.

           (b) Removal by the Board. The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the Board of Directors.

           Section 4.06. Place of Meetings. Meetings of the Board of Directors may be held at such place within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint or as may be designated in the notice of the meeting.

           Section 4.07. Organization of Meetings. At every meeting of the Board of Directors, the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following directors present in the order stated: the Vice Chairman of the Board, if there be one, the President or a person chosen by a majority of the directors present shall act as chairman of the meeting. The Secretary or, in the absence of the Secretary, an assistant secretary, or, in the absence of the Secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

           Section 4.08. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as shall be designated from time to time by resolution of the Board of Directors.

           Section 4.09. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, the President, or by two or more of the directors.

           Section 4.10. Quorum of and Action by Directors.

           (a) General Rule. A majority of the directors in office of the Corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors.

           (b) Action by Written Consent. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the Secretary of the Corporation.

           Section 4.11. Committees.

           (a) Establishment and Powers. The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the Corporation. Any committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors except that a committee shall not have any power or authority as to the following:

               (1) The submission to shareholders of any action requiring approval of shareholders under the Business Corporation Law.

               (2) The creation or filling of vacancies in the Board of Directors.

               (3) The adoption, amendment or repeal of these bylaws.

               (4) The amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board.

               (5) Action on matters committed by a resolution of the Board of Directors to another committee of the Board.

           (b) Alternate Committee Members. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

           (c) Term. Each committee of the Board shall serve at the pleasure of the Board.

           (d) Committee Procedures. The term "Board of Directors" or "Board," when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any committee of the Board.

           Section 4.12. Compensation. The Board of Directors shall have the authority to fix the compensation of directors for their services as directors. A director may be a salaried officer of the Corporation, but a director who is a salaried officer of the Corporation shall not be entitled to receive any additional compensation for service as a director.

                                    ARTICLE V
                                    Officers

           Section 5.01. Officers Generally.

           (a) Number, Qualifications and Designation. The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers as may be elected in accordance with the provisions of Section 5.03. Except as otherwise provided by any policy of the Corporation adopted by the Board of Directors, officers may but need not be directors or shareholders of the Corporation. The Chairman of the Board, the President and Secretary shall be natural persons of full age. The Treasurer may be a corporation, but if a natural person shall be of full age. Any number of offices may be held by the same person.

           (b) Bonding. The Corporation may secure the fidelity of any or all of its officers by bond or otherwise.

           (c) Standard of Care. In lieu of the standards of conduct otherwise provided by law, officers of the Corporation shall be subject to the same standards of conduct, including standards of care and loyalty and rights of justifiable reliance, as shall at the time be applicable to directors of the Corporation. An officer of the Corporation shall not be personally liable, as such, to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under the articles, these bylaws or the applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this subsection shall not apply to the responsibility or liability of an officer pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law.

           Section 5.02. Election, Term of Office and Resignations.

           (a) Election and Term of Office. Officers of the Corporation, except those elected by delegated authority pursuant to Section 5.03, shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of shareholders and at such other meetings as the Board of Directors may determine. Each such officer shall hold office for a term of one year, or until the next annual election, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

           (b) Resignations. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation. Acceptance of the resignation shall not be necessary to make it effective, except as may be specified in such notice.

           Section 5.03. Subordinate Officers, Committees and Agents. The Board of Directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the Corporation may require, including one or more Assistant Secretaries, and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

           Section 5.04. Removal of Officers and Agents. Any officer or agent of the Corporation may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

           Section 5.05. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, may be filled by the Board of Directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03, as the case may be, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

           Section 5.06. Authority.

           (a) General Rule. All officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided by or pursuant to resolutions or orders of the Board of Directors or, in the absence of controlling provisions in the resolutions or orders of the Board of Directors, as may be determined by or pursuant to these bylaws.

           (b) Chief Executive Officer. The Chairman of the Board shall be the chief executive officer of the Corporation.

           Section 5.07. The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors and shall perform such other duties as may from time to time be requested by the Board of Directors. The Chairman of the Board shall have authority to sign, execute and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts and other instruments. The Chairman of the Board shall be deemed to be and exercise the authority of the office of president as to all matters as to which the Business Corporation Law, reposes authority in the president of a corporation, and as to such matters the President shall be deemed not to act as such.

           Section 5.08. The President. The President shall be the chief operating officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject, however, to the direction and control of the Chairman of the Board. He or she shall have the authority to sign, execute and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts and other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board or the Chairman to some other officer or agent of the Corporation; and, in general, he or she shall perform all duties incident to the office of President and such other duties as from time to time may be assigned by the Chairman.

           Section 5.09. Executive Vice President. The Board may establish one or more Executive Vice Presidents. The Executive Vice President, or if there shall be more than one, the Executive Vice Presidents, shall direct and coordinate broad Corporation activities, including departments in his or her charge, in accordance with policies established by the Chairman and the Board of Directors. When so directed by the President, an Executive Vice President may perform all of the duties of the President, and, when so acting, shall have all of the powers of, and be subject to all of the restrictions upon the President.

           Section 5.10. Senior Vice President. The Board may establish one or more Senior Vice Presidents. The Senior Vice President, or if there shall be more than one, the Senior Vice Presidents, shall have such responsibilities and shall perform such duties as may be prescribed by the Chairman and/or the officer to whom they report.

           Section 5.11. Vice President. The Board may establish one or more Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents, shall have such responsibilities and shall perform such duties as may be prescribed by the Chairman and/or the officer to whom they report.

           Section 5.12. Assistant Vice Presidents. The Board may establish one or more Assistant Vice Presidents. The Assistant Vice President, or if there shall be more than one, the Assistant Vice Presidents, shall have such responsibilities and shall perform such duties as may be prescribed by the Chairman and/or the officer to whom they report

           Section 5.13. Secretary. The Secretary shall record all of the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the Board of Directors in a book or books to be kept for that purpose; he or she shall see that notices of meetings of the Board and shareholders are given and that all records and reports are properly kept and filed by the Corporation as required by law; he or she shall be the custodian of the seal of the Corporation and shall see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, he or she shall perform all duties incident to the office of Secretary, and such other duties as may, from time to time, be assigned by the Board or the Chairman.

           Section 5.14. Assistant Secretaries. In the absence or disability of the Secretary or when so directed by the Secretary, any Assistant Secretary elected by the Board of Directors, or temporarily appointed by the Chairman, may perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. The Assistant Secretary shall perform such other duties as from time to time may be assigned respectively by the Board of Directors, the Chairman or the Secretary.

           Section 5.15. Treasurer. The Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of its funds and securities; he or she shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts, and warrants in its name and on its behalf and to give full discharge for the same; he or she shall deposit all funds of the Corporation except such as may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he or she shall perform all duties incident to the office of Treasurer and such other duties as may, from time to time, be assigned by the Board or the Chairman.

           Section 5.16. Assistant Treasurers. In the absence or disability of the Treasurer or when so directed by the Treasurer, any Assistant Treasurer may perform all the duties of the Treasurer, and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. The Assistant Treasurers shall perform all such other duties as, from time to time, may be assigned respectively, by the Board of Directors, the Chairman or the Treasurer.

           Section 5.17. Subordinate Officers, Committees and Agents. The Board of Directors may, from time to time, elect such other officers and appoint such committees, employees or other agents as the business of the Corporation may require, each of which shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the Board of Directors may, from time to time, determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

           Section 5.18. Salaries. The salaries of the officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officer as may be designated by resolution of the Board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the Corporation.


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                                   ARTICLE VI
                      Certificates of Stock, Transfer, Etc.

           Section 6.01. Share Certificates.

           (a) Form of Certificates. Certificates for shares of the Corporation shall be in such form as approved by the Board of Directors, and shall state that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. If the Corporation is authorized to issue shares of more than one class or series, certificates for shares of the Corporation shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the Corporation will furnish to any shareholder upon request and without charge), a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation.

           (b) Share Register. The share register or transfer books and blank share certificates shall be kept by the Secretary or by any transfer agent or registrar designated by the Board of Directors for that purpose.

           Section 6.02. Issuance. The share certificates of the Corporation shall be numbered and registered in the share register or transfer books of the Corporation as they are issued. They shall be executed in such manner as the Board of Directors shall determine. In case any officer, transfer agent or registrar who has signed or authenticated, or whose facsimile signature or authentication has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar because of death, resignation or otherwise, before the certificate is issued, the certificate may be issued with the same effect as if the officer, transfer agent or registrar had not ceased to be such at the date of its issue. The provisions of this Section 6.02 shall be subject to any inconsistent or contrary agreement in effect at the time between the Corporation and any transfer agent or registrar.

           Section 6.03. Transfer. Transfers of shares shall be made on the share register or transfer books of the Corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 13 Pa.C.S.
(section marks) 8101 et seq., and its amendments and supplements.

           Section 6.04. Record Holder of Shares. The Corporation shall be entitled to treat the person in whose name any share or shares of the Corporation stand on the books of the Corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.


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


           Section 6.05. Lost, Destroyed or Mutilated Certificates. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the Board of Directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.


                                   ARTICLE VII
                   Indemnification of Directors, Officers and
                        Other Authorized Representatives

           Section 7.01. Directors and Officers; Third Party Action. The Corporation shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was an authorized representative of the Corporation which, for the purposes of this Article, shall mean a director, officer, employee or agent of the Corporation, or a person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a matter he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

           Section 7.02. Directors and Officers; Derivative Actions. The Corporation shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an authorized representative of the Corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court of common pleas of the county in which the registered office of the Corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the


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


circumstances of the case, such person is fairly and reasonably entitled to such expenses which the court of common pleas or such other court shall deem proper.

           Section 7.03. Employees and Agents. To the extent that an authorized representative of the Corporation who neither was nor is a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 4.01(b), 7.01 and 7.02 of this Article or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Such an authorized representative may, at the discretion of the Corporation, be indemnified by the Corporation in any other circumstances to any extent if the Corporation would be required by Section 7.01 or 7.02 of this Article to indemnify such person in such circumstances to such extent if he or she were or had been a director or officer of the Corporation.

           Section 7.04. Bylaw Provisions Not Exclusive. The provisions of
Section 4.01(b), 7.01, 7.02 and 7.03 of these bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any other provision of these bylaws, or any agreement, vote of shareholders, vote of directors or otherwise both as to acts or failure to act of such person in his or her official capacity and as to acts or failure to act in another capacity while holding office. The Corporation shall have the fullest authority to indemnify any such director, officer, employee or agent permitted under the laws of the Commonwealth of Pennsylvania; provided, however, no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is finally determined by a court to have constituted willful misconduct or recklessness.

           Section 7.05. Expense of Litigation. Expense incurred by any such director, officer, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined such person is not entitled to be indemnified by the Corporation.

           Section 7.06. Indemnification After Leaving Office. The indemnification and payment of expenses permitted under these bylaws, unless otherwise provided when authorized or ratified, shall continue as to such person who has ceased to be such a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

           Section 7.07. Creation of Indemnification Fund. The Corporation may create a fund of any nature which may, but need not, be under the control of a trustee, or otherwise may secure or insure in any manner its indemnification obligations, whether arising under or pursuant to these bylaws or otherwise.


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


                                  ARTICLE VIII
                                  Miscellaneous

           Section 8.01. Corporate Seal. The Corporation shall have a corporate seal in the form of a circle containing the name of the Corporation, the year of incorporation and such other details, if any, as may be approved by the Board of Directors. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the Corporation of any instrument or other document.

           Section 8.02. Checks. All checks, notes, bills of exchange or other similar orders in writing shall be signed by such person or persons as the Board of Directors may from time to time designate.

           Section 8.03. Contracts. Except as otherwise provided in the Business Corporation Law in the case of transactions that require action by the shareholders, the Board of Directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

           Section 8.04. Interested Directors or Officers; Quorum.

           (a) General Rule. A contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and another Corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:

               (1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum;

               (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or

               (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors or the shareholders.

           (b) Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board which authorizes a contract or transaction specified in subsection (a).


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


           Section 8.05. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more persons as the Board of Directors shall from time to time designate.

           Section 8.06. Corporate Records.

           (a) Required Records. The Corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each. The share register shall be kept at either the registered office of the Corporation in the Commonwealth of Pennsylvania or at its principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

           (b) Right of Inspection. Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the Corporation at its registered office in the Commonwealth of Pennsylvania or at its principal place of business wherever situated.

           Section 8.07. Amendment of Bylaws. These bylaws may be amended or repealed, or new bylaws may be adopted, either (i) by vote of the shareholders at any duly organized annual or special meeting of shareholders, or (ii) with respect to those matters that are not by statute committed expressly to the shareholders and regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, by vote of a majority of the Board of Directors of the Corporation in office at any regular or special meeting of directors; provided that any proposal relating to Section 4.03 of these bylaws to change the number, classification or term of office of directors must receive the affirmative vote of at least seventy-five percent of all shares outstanding as of the record date for any annual or special meeting of shareholders, and any proposal relating to the seventy-five percent shareholder approval required by this Section must also receive the affirmative vote of at least seventy-five percent of all shares outstanding. Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change. See Section 2.03(b) (relating to notice of action by shareholders on bylaws).


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